Exhibit 21.1
HILLENBRAND, INC.
SUBSIDIARIES OF THE REGISTRANT

All subsidiaries of the Company are Indiana companies, unless otherwise noted.

Subsidiaries of Hillenbrand, Inc.
Batesville Services, Inc.
Process Equipment Group, Inc., a New Jersey corporation

Subsidiary of Abel GmbH
Abel Equipos, S.A., a Spanish company

Subsidiaries of Batesville Services, Inc.
Batesville Casket Company, Inc.
Batesville Interactive, Inc.
Batesville Logistics, Inc.
Batesville Manufacturing, Inc.
Batesville Casket de Mexico, S.A. de C.V., a Mexican company
Acorn Development Group, Inc.
BCC JAWACDAH Holdings, LLC
BV Acquisition, Inc.
The Forethought Group, Inc.
MCP, Inc.
WCP, Inc.

Jointly owned by Batesville Services, Inc. and K-Tron Investment Co.
Milacron LLC, a Delaware limited liability company

Subsidiary of Batesville Casket Company, Inc.
NorthStar Industries, LLC

Subsidiary of Coperion Capital GmbH
Coperion GmbH, a German company

Subsidiary of Coperion Corporation
Coperion de Mexico, S. de R.L. de C.V., a Mexican company

Subsidiaries of Coperion GmbH
ABEL GmbH, a German company
Coperion International Trading (Shanghai) Co. Ltd., a Chinese company
Coperion K.K., a Japanese company
Coperion Limited, a UK company
Coperion Machinery & Systems (Shanghai) Co. Ltd., a Chinese company
Coperion (Nanjing) Machinery Co., Ltd., a Chinese company

Exhibit 21.1
Coperion N.V., a Belgian company
Coperion Pelletizing Technology GmbH, a German company
Coperion Pte. Ltd., a Singaporean company
Coperion S.a.r.l., a French company
Coperion S.L., a Spanish company
Coperion S.r.l., an Italian company
OOO “Coperion”, a Russian company

Jointly owned by Coperion GmbH and Coperion Capital GmbH
Coperion Ltda., a Brazilian company

Subsidiary of Hillenbrand Germany Holding GmbH
Coperion Capital GmbH, a German company

Subsidiaries of Hillenbrand Switzerland GmbH
Hillenbrand Germany Holding GmbH, a German company
Coperion K-Tron (Schweiz) GmbH, a Swiss company
Hillenbrand Hong Kong Limited, a Hong Kong company

Jointly owned by Hillenbrand Switzerland GmbH and Coperion K-Tron (Schweiz) GmbH
Comercial TerraSource Global Limitada, a Chilean company
TerraSource Global CIS Limited Liability Company, a Russian company

Subsidiary of BC Canada Company, ULC
Batesville Canada ULC, a Canadian company

Subsidiary of Batesville Casket de Mexico, S.A. de C.V.
Industrias Arga, S.A. de C.V., a Mexican company

Subsidiaries of Hillenbrand Luxembourg Inc.
Hillenbrand Asia, LLC, a Delaware limited liability company
Hillenbrand Switzerland GmbH, a Swiss company
Green Tree Manufacturing, LLC
Modern Wood Products, LLC

Jointly owned by Green Tree Manufacturing, LLC, and Modern Wood Products, LLC
Global Products Co., S.A. de C.V., a Mexican company

Jointly owned by MCP, Inc. and WCP, Inc.
NADCO, S.A. de C.V., a Mexican company

Subsidiaries of Milacron LLC
DME Company LLC, a Delaware limited liability company
Milacron Netherlands Holdings LLC, a Delaware limited liability company
Milacron Plastics Technologies Group LLC, a Delaware limited liability company

Exhibit 21.1
Milacron Marketing Company LLC, a Delaware limited liability company
BM&M Screening Solutions Ltd., a Canadian company
Milacron Investments B.V., a Dutch company

Jointly owned by Milacron LLC and Milacron Marketing Company LLC
Milacron Mexico Plastics Services S.A. de C.V., a Mexican company

Jointly owned by Milacron LLC and Milacron Netherlands Holdings LLC
Milacron Dutch Cooperatief U.A., a Dutch company

Subsidiaries of Milacron Nederland B.V.
BC Canada Company, ULC, a Canadian company
Coperion K-Tron Asia Pte. Ltd., a Singaporean company
Coperion K-Tron Deutschland GmbH, a German company
Coperion K-Tron Great Britain Limited, a UK company
Rotex Europe Ltd, a UK company
Mold-Masters Beteiligungsverwaltung GmbH, an Austrian company
Mold-Masters (U.K.) Ltd., a UK company

Subsidiaries of DME Company LLC
D-M-E (China) Limited, a Hong Kong company

Jointly owned by DME Company LLC and Milacron India Private Limited
DME (India) Private Limited, an Indian company

Subsidiary of D-M-E (China) Limited
D-M-E Mold Technology (Shenzhen) Company Ltd., a Chinese company

Subsidiaries of Milacron Marketing Company LLC
Milacron Marketing (Shanghai) Co., Ltd., a Chinese company
Milacron India Private Limited, an Indian company
Milacron Canada Corp., a Canadian company

Subsidiary of Milacron Plastics Technologies Group LLC
Milacron Plastics Machinery (Jiangyin) Co., Ltd., a Chinese company

Jointly owned by Milacron Canada Corp and Milacron Marketing Company LLC
Milacron Mexicana Sales S.A. de C.V., a Mexican company

Subsidiary of Milacron Investments B.V.
Hillenbrand Luxembourg Inc., a Delaware corporation

Subsidiaries of Milacron B.V.
Milacron U.K. Ltd., a UK company
Mold-Masters Luxembourg Holdings S.à r.l., a Luxembourg company

Exhibit 21.1
Tirad s.r.o., a Czech company
D-M-E Europe CVBA, a Belgian company
Ferromatik Milacron GmbH, a German company
Milacron Czech Republic SPOL s.r.o., a Czech company

Subsidiary of D-M-E Europe CVBA
VSI International N.V., a Belgian company

Subsidiaries of Ferromatik Milacron GmbH
Mold-Masters France SAS, a French company
Milacron Plastics Holding GmbH, a German company
Ferromatik Milacron A.G., a Swiss company
Ferromatik France SAS, a French company

Subsidiaries of Milacron Plastics Holding GmbH
Milacron Germany GmbH, a German company
D-M-E Normalien GmbH, a German company
Mold-Masters Europa GmbH, a German company

Subsidiary of Mold-Masters Luxembourg Holdings S.à r.l., a Luxembourg company
Mold-Masters Luxembourg Acquisitions S.à r.l., a Luxembourg company

Subsidiaries of Mold-Masters Luxembourg Acquisitions S.à r.l.
Mold-Masters (2007) Limited, a Canadian company
Mold-Masters Hong Kong Acquisitions Limited, a Hong Kong company
Mold-Masters Singapore (MMS) Pte. Ltd., a Singaporean company
Mold-Masters Korea Ltd., a Korean company

Jointly owned by Mold-Masters (2007) Limited and Mold-Masters Luxembourg Acquisitions S.à r.l.
Milacron Mold-Masters Sistemas de Processamento de Plasticos Ltda., a Brazilian company

Subsidiary of Mold-Masters Beteiligungsverwaltung GmbH
Mold-Masters Handelsgesellschaft m.b.h., an Austrian company

Subsidiaries of Mold-Masters Hong Kong Acquisitions Limited
Mold-Masters (Kunshan) Co. Ltd., a Chinese company
Mold-Masters (Shanghai) International Trade Co. Ltd., a Chinese company

Subsidiary of Mold-Masters Europa GmbH
Mold-Masters Kabushiki Kaisha, a Japanese company

Jointly owned by Tirad, s.r.o. and Milacron B.V.
D-M-E Czech Republic s.r.o., a Czech company

Subsidiaries of Process Equipment Group, Inc.

Exhibit 21.1
Coperion Corporation, a Delaware corporation
Hillenbrand AP, LLC, a Delaware limited liability company
K-Tron Investment Co., a Delaware corporation
K-Tron Technologies, Inc., a Delaware corporation
Rotex Global, LLC, a Delaware limited liability company
Red Valve Company, Inc., a Pennsylvania corporation

Jointly owned by Process Equipment Group, Inc. and Hillenbrand AP, LLC
Abel Pumps, L.P., a Delaware limited partnership

Subsidiaries of K-Tron Investment Co.
Coperion K-Tron Pitman, Inc., a Delaware corporation
TerraSource Global Corporation, a Delaware corporation
Coperion K-Tron Salina, Inc., a Delaware corporation

Subsidiaries of Coperion K-Tron (Schweiz) GmbH
TerraSource Global Machinery Equipment (Beijing) Co., Ltd., a Chinese company
K-Tron China Limited, a Hong Kong company
Coperion K-Tron (Shanghai) Co. Ltd., a Chinese FICE
Rotex Global (Hong Kong) Limited, a Hong Kong company
Wuxi K-Tron Colormax Machinery Co., Ltd., a Chinese company
PEG (Wuxi) Manufacturing Co., Ltd., a Chinese company
Milacron B.V., a Dutch company
Milacron Nederland B.V., a Dutch company

Subsidiaries of TerraSource Global Corporation
Jeffrey Rader AB, a Swedish company
Jeffrey Rader Canada Company, a Canadian company

Subsidiaries of Coperion K-Tron Pitman, Inc.
K-Tron Colormax Limited, a UK company
K-Tron PCS Limited, a UK company

Subsidiary of Rotex Europe Ltd.
Rotex Japan Limited, a UK company

Subsidiary of Coperion K-Tron Asia Pte. Ltd.
PEG Process Equipment India LLP, an Indian partnership

Joint Ventures of Coperion GmbH
Coperion Ideal Pvt. Ltd., an Indian company
Coperion Middle East Co. Ltd., a Saudi Arabia company